Exhibit 10.7

[Execution Copy]

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), dated as of April 26, 2006 between AerCap, Inc. (the “Pledgor”) and CALYON New York Branch, as pledgee and Collateral Agent (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, AeroTurbine, Inc. (the “Borrower”, as successor by merger to AerCap AT, Inc.), the Senior Lenders (as defined below) and the CALYON New York Branch, as administrative agent for the Senior Lenders (the “Senior Agent”), are parties to a Senior Credit Agreement dated as of the date hereof (the “Senior Credit Agreement”) providing for the making of certain Senior Loans to the Borrower (the “Senior Loans”);

WHEREAS, the Borrower, the Junior Lenders (as defined below) and the CALYON, Head Office, as agent for the Junior Lenders (the “Junior Agent”), are parties to a Junior Credit Agreement dated as of the date hereof (the “Junior Credit Agreement”; and, collectively with the Senior Credit Agreement, the “Credit Agreements”) providing for the making of certain Junior Loans to the Borrower (the “Junior Loans”);

WHEREAS, the Collateral Agent is the Collateral Agent for the benefit and on behalf of the Lenders;

WHEREAS, the Pledgor owns 100% of the issued and outstanding Capital Stock of the Borrower; and

WHEREAS, the Lenders are unwilling to make the Loans unless the Pledgor pledges and grants to the Collateral Agent, for the benefit of the Lenders, a first priority security interest in the shares of Capital Stock of the Borrower described on Schedule I attached hereto (the “Pledged Stock”) and all Rights (as defined below) related thereto. As used herein, the term “Rights” shall mean and include all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the shares of stock pledged hereunder all other options or rights of any nature whatsoever which may be issued or granted by the Borrower and the books and records of the Borrower evidencing record ownership and registration of the shares of Capital Stock pledged hereunder (“Books and Records”);

NOW, THEREFORE, for good and valuable consideration, receipt whereof has been duly received, the parties hereto agree as follows:

1.             Definitions. Capitalized terms used herein shall have the meanings assigned thereto in Appendix I of each Credit Agreement.

2.             Pledge. To secure prompt payment of the principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Collateral Agent or to any Lender (or, in the case of Specified Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Collateral Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise (collectively, the “Obligations”), the Pledgor hereby pledges, transfers, assigns and delivers to the Collateral Agent a security interest in: (a) the Pledged Stock and the certificates representing the Pledged Stock; (b) all Rights; (c) all additional shares of stock of the Borrower from time to time acquired by the Pledgor in any manner, the certificates representing such additional shares and all Rights with respect thereto; and (d) all proceeds of the foregoing (items (a), (b), (c) and (d) being hereinafter collectively referred to as the “Pledged Collateral”).

3.             Receipt of Pledged Stock. The Pledgor hereby delivers to the Collateral Agent the certificates representing the Pledged Stock together with a stock power or powers with respect thereto endorsed in blank. The Collateral Agent hereby acknowledges receipt from the Pledgor of the Pledged Stock and the stock powers to which reference is made in the preceding sentence hereof and agrees to hold the same subject to the terms and conditions of this Agreement.

4.             Voting Rights; Etc.

(a)           So long as the Loans have not been accelerated pursuant to Section 8 of the Senior Credit Agreement:

(i)            the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Stock, or any part thereof, for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, (A) that the Pledgor shall not exercise any voting or consensual rights with respect to the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Borrower or any Subsidiary or the Borrower’s or any Subsidiary’s debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to the entry of an order for relief in an involuntary case under any such law or seeking the appointment of a trustee, receiver, liquidator, sequestrator, assignee, custodian or other similar official of the Borrower of any Subsidiary or any substantial part of the Borrower’s or an Subsidiary’s property without obtaining the prior written consent of the Collateral Agent; (B) that the Pledgor shall not amend or approve any amendment to or modification, alteration or repeal of the Certificate of Incorporation of By-Laws or any other organizational documents, as the case may be, of the Borrower or any Subsidiary without obtaining the prior written consent of the Collateral Agent which consent shall not be unreasonably withheld or delayed; (C) that the Pledgor shall not increase the number of directors or modify in any way the composition of the board of directors of the Borrower (other than by replacing any officers or employees of the Pledgor or an Affiliate of the Pledgor who are directors with other officers or employees of the Pledgor or an Affiliate of the Pledgor) as same exists as of the date hereof without obtaining the prior written consent of the Collateral Agent which consent shall not be unreasonably withheld or delayed; and (D) the Pledgor shall not approve an increase in the authorized number of shares of stock or stated capital of the Borrower or the issuance of any additional shares of stock or the granting of any options or warrants of the without the prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld or delayed provided that the Collateral Agent is granted a first priority security interest in all such shares; and

(ii)           the Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above.

(b)           If the Loans have been accelerated pursuant to Section 8 of the Senior Credit Agreement, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 4(a)(i) shall cease and all such rights shall thereupon become vested in the Collateral Agent, without further act who shall thereupon have the sole right to exercise such voting and other consensual rights and remedies.

5.             Representations, Warranties and Covenants. The Pledgor represents, warrants and covenants as follows:

(a)           the Pledgor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b)           the Pledgor has the power and authority, and the legal right, to make, deliver and perform this Agreement. The Pledgor has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except consents, authorizations, filings and notices described in Section 4.4 of the Senior Credit Agreement, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect;

(c)           this Agreement constitutes a legal, valid and binding obligation of each party hereto, enforceable against each such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d)           the Pledgor is not in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing;

(e)           the Pledged Stock has been duly authorized and validly issued and is fully paid and nonassessable;

(f)            the Pledgor is the sole legal and beneficial owner of the Pledged Stock identified on Schedule I hereto, and such Pledged Stock is, and at all times shall continue to be, free and clear of any lien, security interest, option or other charge, encumbrance, or right of any party, except for the pledge and security interest created by this Agreement;

(g)           the assignment and pledge of the Pledged Collateral pursuant to this Agreement creates a security interest in the Pledged Collateral, securing the payment and performance of the Obligations, and, upon delivery of the Pledged Stock to the Collateral Agent (as long as the Collateral Agent holds the same) such security shall be perfected on a first priority basis enforceable as such against all creditors of the Pledgor and any persons purporting to purchase any Pledged Collateral from the Pledgor;

(h)           no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the assignment and pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement, or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally);

(i)            the Pledged Stock constitutes 100% of the issued and outstanding shares of all classes of the capital stock of the Borrower; and

(j)            the Books and Records constitute all the books and records of the Borrower which evidence record ownership and registration of the Pledged Stock.

6.             Further Assurances.

(a)           The Pledgor shall notify the corporate secretary of the Borrower that the Pledged Stock and the Rights have been pledged to the Collateral Agent pursuant to the provisions of this Agreement, and in which notice the Pledgor shall instruct the secretary of the Borrower to make appropriate notations on the stock transfer records of the Borrower, in accordance with the notice and instructions attached hereto as Exhibit A. The Pledgor shall cause the secretary of the Borrower to confirm receipt of said notice and his or her compliance with said instructions by signing and delivering to the Collateral Agent, on or prior to the Effective Date, a copy of a document substantially in the form of Exhibit A hereto.

(b)           The Pledgor agrees that at any time and from time to time, the Pledgor will promptly execute and deliver all further instruments and documents and take all further action requested by the Collateral Agent that may be reasonably necessary or desirable in order to perfect and protect any security interest granted hereby or to enable the Collateral Agent to exercise or enforce its rights and remedies hereunder with respect to the Pledged Collateral, including, without limitation, the Pledged Stock.

7.             Transfers and Other Liens. The Pledgor agrees that it will not (a) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (b) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

8.             Collateral Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Collateral Agent as the Pledgor’s attorney-in-fact (said power of attorney being coupled with an interest), with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise with full power of substitution, from time to time in the Collateral Agent’s discretion if the Loans have been accelerated pursuant to Section 8 of the Senior Credit Agreement to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, to exercise or enforce any right or remedy available to the Collateral Agent hereunder or under any applicable law, including, without limitation, the right to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Stock or any part thereof, and to give full discharge for the same. Upon the request of the Collateral Agent, the Pledgor will provide documentation evidencing such power of attorney and such further powers of attorney on the same terms set forth above.

9.             Reasonable Care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Stock if it has maintained possession thereof, if the Pledged Stock is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Stock, whether or not the Collateral Agent has or is deemed to have knowledge of such matters; or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Stock.

10.           Remedies Upon Default. If the Loans have been accelerated pursuant to Section 8 of the Senior Credit Agreement:

(a)           The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code and the Collateral Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof, in one or more parcels, at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. In case any sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. The Collateral Agent agrees to give twenty days notice to the Pledgor of the time and place of any public sale, or the time after which any private sale is to be made, and the Pledgor agrees what such notice shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral, regardless of whether notice of sale shall have been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. At any public sale made pursuant to this paragraph, the Collateral Agent may bid for or purchase the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent pursuant to the Loan Documents, including, without limitation, the Obligations, as a credit against the purchase price therefor; and the Collateral Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor therefor (provided, however, that nothing contained in this sentence shall limit the Pledgor’s right to bid for the Pledged Collateral in any public sale). As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Pledged Collateral pursuant to this Agreement and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

(b)           The Collateral Agent may hold the Pledged Stock and cause the same to be registered in the Books and Records in its name or in the name of its nominee, whereupon the Collateral Agent or such nominee shall enjoy all the rights and benefits attributable to the ownership thereof.

(c)           The Collateral Agent may vote all or any of the Pledged Stock, act by consent in lieu of a meeting, and give all consents, waivers and ratifications with respect thereto and otherwise act as though it were the outright owner thereof and the Pledgor hereby irrevocably constitutes and appoints the Collateral Agent (or its successor and assign) its proxy and attorney-in-fact, with full power of substitution to do so.

(d)           All payments received and amounts held or realized by the Collateral Agent pursuant to this Section, including any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral, shall be promptly distributed by the Collateral Agent in the manner specified in Section 9 of the Guarantee and Collateral Agreement, as if references to the Lien Grantor therein were references to the Pledgor.

11.           Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices and other communications provided or permitted to be made hereunder shall be made in accordance with Section 10.2 of the Credit Agreements except that notices, requests and demands to or upon the Pledgor shall be addressed to the Pledgor as follows: AerCap, Inc., 100

N.E. Third Avenue, Suite 800, Fort Lauderdale, Florida 33301, Attention: Legal Department Facsimile: 974-760-7716, or to such other address as the Pledgor shall notify to the Agents and the Collateral Agent in writing.

12.           Continuing Security Interest; Release. This Agreement shall create a continuing security interest in the Pledged Stock and Rights and shall (i) remain in full force and effect until payment and performance of the Obligations, (ii) be binding upon the Pledgor and its successors and assigns, and (iii) inure to the benefit of the Collateral Agent and its successors and transferees and assigns. The security interest granted hereby shall terminate when all Obligations have been paid and performed in full, at which time the Collateral Agent shall return the Pledged Stock and the stock powers and shall upon request and at the expense of the Pledgor, execute and deliver to the Pledgor such documents as the Pledgor shall furnish to the Collateral Agent and reasonably request to evidence such termination, all without recourse upon or warranty by the Collateral Agent and at the cost and expense of the Pledgor.

13.           Construction. Captions and section headings used herein are for convenience only and are not part of this Agreement and shall not be used in construing it. In construing any provision of this Agreement, no account shall be taken of the party who prepared this Agreement and no presumption shall arise as a result thereof. In the event that any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein or of the same provision in any other jurisdiction where the same shall be valid, legal or enforceable, shall not in any way be affected or impaired thereby and each of such provisions shall be severable to the maximum extent permitted by law.

14.           Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original document and all of which together shall constitute but one and the same agreement.

15.           No Implied Waivers; Remedies Not Exclusive. No failure by the Collateral Agent or the Agents or any Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Lender of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified herein and in each other are cumulative and are not exclusive of any other rights or remedies provided by law.

16.           Successors And Assigns. This Agreement is for the benefit of the Collateral Agent, the Agents and the Lenders. If all or any part of any Lenders’ interest in any Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on the Lien Grantors and their successors and assigns.

17.           Amendments And Waivers. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the parties hereto.

18.           Choice Of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

19.           Waiver Of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY SECURITY DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

20.           Severability. If any provision of any Security Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law (i) the other provisions of the Security Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent, the Agents and the Lenders in order to carry out the intentions of the parties thereto as nearly as may be possible, and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

[Intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first hereinabove written.

PLEDGOR:

AERCAP, INC., as Pledgor

By:
Name:
Title:

COLLATERAL AGENT:

CALYON NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

Attached to and forming a part of that certain Share Pledge Agreement, dated as of April 26 2006 between AerCap, Inc., as Pledgor and CALYON New York Branch as Collateral Agent and pledgee.

PLEDGOR:  AerCap, Inc.

Stock Issuer	Class of Stock	Stock Certificate Number	Number of Shares

AeroTurbine, Inc.

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EXHIBIT A

AerCap, Inc.

as of April 26, 2006

AeroTurbine, Inc.

2323 N.W. 82nd Avenue

Miami, Florida 33122-1512

Attention:              Corporate Secretary

Re:                               Senior Credit Agreement dated as of the date hereof (the “Senior Credit Agreement”) among AeroTurbine, Inc. (the “Borrower”, as successor by merger to AerCap AT, Inc.), the Senior Lenders (as defined therein) and CALYON New York Branch, as agent for the Senior Lenders (the “Senior Agent”) and Junior Credit Agreement dated as of the date hereof (the “Junior Credit Agreement”; and, collectively with the Senior Credit Agreement, the “Credit Agreements”) among the Borrower, the Junior Lenders (as defined therein) and CALYON, Home Office, as agent for the Junior Lenders (the “Junior Agent”).

Dear Sir or Madam:

In connection with the Credit Agreements, the undersigned (the “Pledgor”) has pledged and granted a first priority security interest in all of the Pledged Stock (as defined below) and Rights (as defined below) to the Collateral Agent, pursuant to the terms of the Pledge Agreement, dated as of April 26, 2006 (the “Pledge Agreement”), between the Pledgor and the Collateral Agent, a copy of which is delivered to you herewith. Capitalized terms used herein and not otherwise defined shall have the meaning given such terms under the Pledge Agreement.

Please:  (a) annotate the stock record book of the Borrower with the following legend to reflect the existence of the above pledge and security interest with respect to the Pledged Stock, and (b) maintain such legend thereon until you receive written notice from the Collateral Agent of the termination of the rights of the Collateral Agent under the Pledge Agreement:

“Sale, transfer, assignment or other disposition of the shares of AeroTurbine, Inc. (the “Borrower”), and the interest represented thereby, held of record or beneficially by AerCap, Inc. (the “Pledgor”) or at any time authorized or issued by the Borrower are restricted by and subject to all of the terms, conditions and provisions of a certain Pledge Agreement, dated as of April 26, 2006, between the Pledgor and CALYON New York Branch, as collateral agent (the “Collateral Agent”), a copy of which may be obtained from the Secretary of the Borrower.”

Please confirm receipt of this letter, the Pledge Agreement and your compliance with the requests contained above by signing a copy of this letter in the space noted below and returning said copy to us.

1

Sincerely,

AERCAP, INC.

By:

RECEIPT OF THE PLEDGE AGREEMENT, AND COMPLIANCE WITH THE FOREGOING ARE HEREBY ACKNOWLEDGED AND CONFIRMED:

AEROTURBINE, INC.

By:
Corporate Secretary

Attest: